Exhibit 99.1

Resignation of David Freidenberg

as CEO

of

SEEDO CORP.

The following is a true copy of the Resignation as CEO of the Corporation, as of this 4th day of November, 2021;

WHEREAS the undersigned was appointed as Chief Executive Officer of Corporation and has served in said capacity to date;

WHEREAS, Pursuant to the 8-K of November 1st, 2021, which announced that the majority of the Company’s shareholders has decided to terminate both myself as well as Gil Feiler as Directors and Board members of Company, and to appoint 3 new members to the Board; I do not believe that under the new composition of the Board I will be able to fulfil my duties as CEO for the benefit to the Company and its shareholders. I have, therefore, determined at this time to formally RESIGN and renounce all further corporate designation or affiliation with the Company, and sever any and all officials ties, duties, obligations or liabilities regarding Seedo Corp., and by affixing my signature hereto, officially as my last corporate act, DO HEREBY RESIGN.

DATED: 4th November, 2021

/s/ David Freidenberg

David Freidenberg